Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of BMC Software, Inc. and each related Prospectus of our reports dated May 5, 2011, with respect to the consolidated financial statements of BMC Software, Inc. and the effectiveness of internal control over financial reporting of BMC Software, Inc., included in the Annual Report (Form 10-K) of BMC Software, Inc. for the year ended March 31, 2011.

Form	Description

S-8	1994 Employee Incentive Plan and 1994 Nonemployee Directors’ Stock Option Plan (No. 33-63411)

S-8	Additional Shares to 1994 Employee Incentive Plan (No. 333-67269)

S-8	Boole & Babbage acquired option plans (No. 333-75549)

S-8	Evity, Inc. acquired option plans (No. 333-36476)

S-8	2000 Employee Stock Incentive Plan (No. 333-44546)

S-8	Additional Shares to 2000 Employee Stock Incentive Plan (No. 333-73388)

S-8	2002 Nonemployee Director Stock Option Plan and 2002 Employee Incentive Plan (No. 333-100858)

S-8	Marimba, Inc. acquired option plans (No. 333-117504)

S-8	2006 Employee Stock Purchase Plan (No. 333-137711)

S-8	2007 Incentive Plan (No. 333-147196)

S-8	BladeLogic, Inc. acquired option plans (No. 333-150600)

S-8	2007 Incentive Plan (No. 333-161045)

S-3	Registration Statement for sales by certain Selling Security Holders related to the Integrity Solutions Inc. Acquisition (No. 33-42272)

S-3	Registration Statement for sales by certain Selling Security Holders related to the TurnStone Software Acquisition (No. 33-63409)

S-3	Registration Statement for sales by certain Selling Security Holders related to the HawkNet, Inc. Acquisition (No. 33-64123)

S-3	Registration Statement for sales by certain Selling Security Holders related to the PEER Networks Acquisition (No. 33-64213)

S-3	Registration Statement for sales by certain Selling Security Holders related to the Terlingua Software Acquisition (No. 333-47301)

S-3	Registration Statement for sales by certain Selling Security Holders related to the Evity, Inc. Acquisition (No. 333-36474)

S-3 ASR	Automatic Shelf Registration Statement Relating to the Company’s Debt Securities, Preferred Stock and Common Stock (No. 333-151231)

/s/ Ernst & Young LLP
Houston, Texas
May 5, 2011